Exhibit 10.9

                               SECURITY AGREEMENT


         SECURITY AGREEMENT dated as of May 17, 2001 by among [_____________________________] a _______________________ corporation, having its principal place of business at ___________________________________ (the
"Grantor") and EUROPEAN AMERICAN BANK, a New York banking corporation, having an office at EAB Plaza, Uniondale, New York 11555 (the "Secured Party").

                                    RECITALS

         A. Inmark Services, Inc., Optimum Group Inc., U.S. Concepts Inc. and CoActive Marketing Group, Inc. (collectively, the "Companies") and the Secured Party, have entered into a Credit Agreement dated as of the date hereof (as the same may be hereafter amended, restated, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Companies will receive loans and other financial accommodations from the Secured Party and will incur Obligations.

         B. To induce the Secured Party to extend credit to the Companies on and after the date hereof as provided in the Credit Agreement, the Grantor wishes to grant the Secured Party security and assurance in order to secure the payment and performance of all Obligations and to that effect to grant the Secured Party a first priority perfected security interest in its assets and in connection therewith to execute and deliver this Security Agreement.

         Accordingly, the parties hereto hereby agree as follows:

                                   DEFINITIONS

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         "Agreement": shall mean this Agreement and shall include all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "Equipment": shall mean all machinery, equipment, office machinery, furniture, fixtures, conveyors, tools, materials, storage and handling equipment, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, molds, dies, stamps, motor vehicles and other equipment of every kind and nature and wherever situated now or hereafter owned by the Grantor or in which the Grantor may have any interest together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutions for any of the foregoing.

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         "General Intangibles": shall mean all "General Intangibles," as such term is defined in Section 9-106 of the Uniform Commercial Code of the State of New York, now or hereafter owned by the Grantor, including, without limitation, present and future trade secrets and other proprietary information; trademarks, trade names and trademark applications, service marks, business names, logos and the goodwill of the business relating thereto; copyrights and copyright applications and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); designs; patent applications and patents; customer contracts, license agreements related to any of the foregoing and the income therefrom; books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes, and other physical manifestations of the foregoing.

         "Inventory": shall mean all goods now or hereafter owned by the Grantor or in which the Grantor now or hereafter has an interest intended for sale, lease or other disposition by, or consumption in the business of, the Grantor of every kind and nature and wherever located, including, without limitation, all raw materials, work in process, finished goods, goods consigned to the Grantor to the extent of its interest therein as consignee, goods in transit, materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any such goods; and all documents of title or documents representing the same and all records, files and writings with respect thereto.

         "Receivables": shall mean and include, with respect to the Grantor, all right, title and interest of the Grantor in all present and future accounts, accounts receivable, contract rights, promissory notes, chattel paper, all tax refunds and rights to receive tax refunds, bonds, rights of indemnification, contribution and subrogation, leases, computer tapes, programs and software, computer service contracts, deposits, causes of action, choses in action, judgments, and claims against third parties of every kind or nature, investment securities, notes, drafts, acceptances, letters of credit and rights to receive proceeds of letters of credit, instruments and deposit accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all books, ledgers, files and records with respect to any Collateral or security given to the Secured Party hereunder by Grantor, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit.

                  I.       SECURITY

         SECTION 1.01. Grant of Security. As security for the Obligations, the Grantor hereby transfers, assigns and grants the Secured Party a first priority perfected lien on and first priority perfected security interest in all of its personal property, including, without limitation, all of its Receivables, Equipment, Inventory and General Intangibles and all proceeds thereof together with all accessions and additions thereto, substitutions and replacements therefor and products and proceeds thereof whether now owned or existing or hereafter arising or acquired and wherever located (collectively, the "Collateral").

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         SECTION 1.02. Deposit Accounts. The Grantor grants the Secured Party as further security for all of the Obligations a first priority perfected security interest in all of the Grantor's moneys, securities and other property in the possession of or deposited with or in the custody of the Secured Party or any representative, agent or correspondent of the Secured Party whether for safekeeping, pledge, custody, transmission, collection or otherwise and all of the Grantors' deposits (general or special), balances, sums and credits with the Secured Party at any time existing.

         SECTION 1.03. Release and Satisfaction. Upon the termination of this Agreement and the indefeasible payment in full of the Obligations, the Secured Party shall deliver to the Grantor upon request therefor and at the Grantor's expense, releases and satisfactions of all financing statements, notices of assignment and other registrations of security.

         SECTION 1.04. Records; Location of Collateral. So long as the Grantor shall have any Obligation to the Secured Party, (a) the Grantor shall not move its chief executive office, principal place of business or office at which is kept its books and records (including computer printouts and programs) from the locations existing on the date hereof and listed on Schedule B annexed hereto;
(b) the Grantor shall not establish any offices or other places of business at any other location; (c) the Grantor shall not move any of the Collateral to any location other than those locations existing on the date hereof and listed on Schedule B annexed hereto, unless, in each case of clauses (a), (b) and (c) above, (i) the Grantor shall have given the Secured Party thirty (30) business day's prior written notice of its intention to do so, identifying the new location and provides such other information as the Secured Party deems necessary, and (ii) the Grantor shall have delivered to the Secured Party financing statements and such other documentation in form and substance satisfactory to the Secured Party and required by the Secured Party to preserve the Secured Party's security interest in the Collateral.

                  II.      REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Representations and Warranties With Respect to Security. The Grantor hereby represents and warrants to the Secured Party as follows:

         (a) Ownership of Collateral. The Grantor own all of its personal property and assets including, without limitation, the Equipment and the Inventory, free and clear of any Lien, other than the Liens permitted under
Section 7.01 of the Credit Agreement.

         (b) Trademarks, Patents and Copyrights. Annexed hereto as Schedule A is a complete list of all patents, trademarks, trade names, copyrights, applications therefor, and other similar General Intangibles which the Grantor owns or has the right to use as of the date of this Agreement. There are no assertions or claims challenging the validity of any of the foregoing. The business of the Grantor as now conducted do not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others. There is no infringement of any General Intangible of the Grantor.

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         (c)      Receivables. Annexed hereto as Schedule B is a list showing the chief place of business and chief executive offices of the Grantor and all places at which the Grantor maintains records relating to its Receivables as of the date of this Agreement.

         (d) Inventory. Annexed hereto as Schedule B is a list showing all places where the Grantor maintains its Inventory as of the date of this Agreement. None of the Grantor's Inventory is currently maintained or will be maintained with any bailee that issues negotiable warehouse receipts or other negotiable instruments therefore.

         (e) Equipment. Annexed hereto as Schedule B is a list describing all the places where the Equipment of the Grantor is located.

         (f) Trade Names. Except as set forth on Schedule D, the Grantor has not done during the five years prior to this Agreement, and does not currently do, business under fictitious business names or trade names. Except as set forth on Schedule D, the Grantor has not been known under any other name during such five year period. The Grantor will only change its name or do business under any other fictitious business names or trade names during the term of this Agreement after giving not less than thirty (30) business day's prior written notice to the Secured Party.

         (g) Enforceability of Security Interests. Upon the execution of this Agreement by the Grantor and the filing of financing statements properly describing the Collateral and identifying the Grantor as debtor and the Secured Party as the secured party in the jurisdictions identified on Schedule C annexed hereto, the security interests and liens granted to the Secured Party under
Section 1.01 hereof shall constitute valid, perfected and first priority security interests and liens in and to the Collateral, other than Collateral which may not be perfected by filing under the Uniform Commercial Code and subject to the Liens permitted pursuant to Section 7.01 of the Credit Agreement, in each case enforceable against all third parties and securing the payment of all Obligations purported to be secured thereby.

                  III.     FURTHER RIGHTS OF SECURED PARTY

         SECTION 3.01. Further Actions. The Grantor shall do all things, take all further action and deliver all documents and instruments requested by the Secured Party to protect or perfect any security interest, mortgage or lien given hereunder or under any other Loan Document to which it is a party, including, without limitation, financing statements under the Uniform Commercial Code and all documents and instruments necessary under the Federal Assignment of Claims Act and under any applicable foreign law. The Grantor authorizes the Secured Party to execute, alone, any financing statement or other documents or instruments that the Secured Party may require to perfect, protect or establish any lien or security interest hereunder or under any other Loan Document and further authorizes the Secured Party to sign the Grantor's name on the same. The Grantor appoints the Secured Party or its designee as the Grantor's attorney-in-fact to endorse the names of the Grantor on any checks, notes,

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drafts or other forms of payment or security that may come into the possession of the Secured Party or any Affiliate of the Secured Party, to sign the Grantor's name on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the other Loan Documents to which it is a party. The Secured Party may, at any time following the occurrence of an Event of Default, notify the Postal Service authorities to change the address of delivery of mail to an address designated by the Secured Party. The powers granted herein, being coupled with an interest, are irrevocable until all of the Obligations are irrevocably paid in full and this Agreement is terminated. Neither the Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct.

         SECTION 3.02. Insurance and Assessments. In the event the Grantor shall fail to purchase or maintain insurance, or pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder or under the Credit Agreement, or in the event that any lien, encumbrance or secured interest prohibited hereby shall not be paid in full or discharged, or in the event the Grantor shall fail to perform or comply with any other covenant, promise or obligation to the Secured Party hereunder, or under any other Loan Document, the Secured Party may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of the Grantor, and all money so paid by the Secured Party, including reasonable attorney's fees, shall be deemed an Obligation of the Grantor.

         SECTION 3.03. Notices. Upon the occurrence of an Event of Default, the Secured Party may notify customers or account debtors that the Receivables have been assigned to the Secured Party or of its secured interest therein and to direct such account debtors or customers to make payment of all amounts due or to become due to the Grantor directly to the Secured Party and upon such notification and at the Grantor's expense to enforce collection of any such Receivables, and to adjust, compromise or settle for cash, credit or otherwise upon any terms the amount of payment thereof.

         SECTION 3.04. Inspection. Upon reasonable notice to the Grantor, the Secured Party may, during Grantor's normal business hours, examine and inspect the Inventory, Equipment or other Collateral and may examine, inspect and copy all books and records with respect thereto or relevant to the Obligations.

         SECTION 3.05. Right of Entry. Upon the occurrence of an Event of Default, the Secured Party may (to the extent not prohibited by law), without charge, enter any of the Grantor's premises, and until it completes the enforcement of its rights in the Inventory or the Equipment or other Collateral subject to its security interest hereunder and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor (through self help without judicial process and without having first given notice or obtained an order of any court), or place custodians in control thereof, remain on such premises and use the same for the purpose of completing any work in progress, preparing any Collateral for disposition, and disposition of or collecting any Collateral.

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         SECTION 3.06. Mortgagee/Landlord Waivers. The Grantor shall use its best efforts to cause each mortgagee of real property owned by the Grantor and each landlord of real property leased by the Grantor to execute and deliver instruments satisfactory in form and substance to the Secured Party by which such mortgagee or landlord waives its rights, if any, in the Collateral and acknowledges the right of the Secured Party to enter the premises to remove the Collateral.

         SECTION 3.07. Indemnification. The Grantor agrees to indemnify the Secured Party and hold it harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), charges and encumbrances which may be incurred by or asserted against the Secured Party in connection with or arising out of any assertion, declaration or defense of the Secured Party's rights or security interest under the provisions of this Agreement or any other Loan Document, permitting it to collect, settle or adjust Receivables or to deal with account debtors in any way or in connection with the realization, repossession, safeguarding, insuring or other protection of the Inventory, the Equipment or other Collateral or in connection with the collecting, perfecting or protecting the Secured Party liens and security interests hereunder or under any other Loan Document.

                  IV.      REMEDIES OF SECURED PARTY

         SECTION 4.01. Enforcement. Upon the occurrence of any Event of Default, the Secured Party shall have, in addition to all of its other rights under this Agreement and the other Loan Documents by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the Uniform Commercial Code and shall have the right to enter upon any premises where such Collateral is kept and retake possession thereof. Upon the occurrence of an Event of Default, the Secured Party may, without demand, advertising or notice all of which the Grantor hereby waives (except as the same may be required by law), sell, lease, dispose of, deliver and grant options to a third party to purchase, lease or otherwise dispose of any and all Equipment, Inventory, Receivables, General Intangibles or other security or Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as the Secured Party, in its sole discretion, deems advisable. The Grantor agrees that if notice of sale shall be required by law such requirement shall be met if such notice is mailed, postage prepaid, to the Grantor at its address set forth above or such other address as it may have, in writing, provided to the Secured Party, at least five (5) Business Days before the time of such sale or disposition. Notice of any public sale shall be sufficient if it describes the security or Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereon. The Secured Party may postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale. The Secured Party may be the purchaser at any such sale if it is public, free from any right of redemption, which the Grantor also waives and payment may be made, in whole or in part, in respect of such purchase price by the application of the Obligations by the Secured Party. The Grantor with respect to its property constituting such Collateral, shall be obligated for, and the proceeds of sale shall be applied

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first to, the costs of retaking, assembling, finishing, collecting, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by the Secured Party. Proceeds shall then be applied to the payment in whatever order the Secured Party may elect, of all of the Obligations. The Secured Party shall return any excess to the Grantor or to whomever may be fully entitled to receive the same or as a court of competent jurisdiction may direct. The Grantor shall remain liable for any deficiency.

         SECTION 4.02. Waiver. The Grantor waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Secured Party to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or by applicable law or of the time, place or terms of sale in connection with the exercise of the Secured Party's rights hereunder and also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Secured Party of property subject to the Secured Party's lien. The Grantor also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Secured Party's rights under this Agreement including the taking of possession of any Collateral all to the extent that such waiver is permitted by law and to the extent that such damages are not caused by the Secured Party's gross negligence or willful misconduct. These waivers and all other waivers provided for in this Agreement and any other Loan Documents have been negotiated by the parties and the Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

         SECTION 4.03. Other Rights. The Grantor agrees that the Secured Party shall not have any obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshall any Collateral of any kind for the benefit of any other creditors of the Grantor or any other Person. The Secured Party is hereby granted, to the extent that the Grantor is permitted to grant a license or right of use, a license or other right to use, without charge, labels, patents, copyrights, rights of use, of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature of the Grantor as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and the Grantor's rights under all licenses and any franchise, sales or distribution agreements shall inure to the Secured Party's benefit.

         SECTION 4.04. Expenses. The Grantor agrees that they shall pay all costs and expenses incurred in amending, implementing, perfecting, collecting, defending, declaring and enforcing the Secured Party's rights and security interests in the Collateral hereunder or under the Credit Agreement or any other Loan Document or other instrument or agreement delivered in connection herewith or therewith, including, but not limited to, searches and filings at all times, and the Secured Party's reasonable attorneys' fees (regardless of whether any litigation is commenced, whether default is declared hereunder, and regardless of tribunal or jurisdiction).

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                  V.       GENERAL PROVISIONS

         SECTION 5.01. Termination. This Agreement shall remain in full force and effect until all the Obligations shall have been indefeasibly fully paid and satisfied and the Revolving Credit Commitments shall have terminated and, until such time, the Secured Party shall retain all security in and title to all existing and future Equipment, Inventory, Receivables and General Intangibles and other Collateral held by it hereunder.

         SECTION 5.02. Remedies Cumulative. The Secured Party's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which it may have under the Credit Agreement, any other Loan Document or any other agreement or instrument, by operation of law or otherwise and may be exercised alternatively, successively or concurrently as the Secured Party may deem expedient.

         SECTION 5.03. Binding Effect. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the said parties, their successors and assigns.

         SECTION 5.04. Notices. Wherever this Agreement provides for notice to either party (except as expressly provided to the contrary), it shall be given in the manner specified and shall be addressed as set forth in Section 9.01 of the Credit Agreement.

         SECTION 5.05. Waiver. No delay or failure on the part of the Secured Party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver shall be valid unless in writing and signed by an officer of the Secured Party and only to the extent therein set forth.

         SECTION 5.06. Modifications and Amendments. This Agreement and the other agreements to which it refers constitute the complete agreement between the parties with respect to the subject matter hereof and may not be changed, modified, waived, amended or terminated orally, but only by a writing signed by the party to be charged.

         SECTION 5.07. Survival of Representations and Warranties. The representations and warranties of the Grantor made or deemed made herein shall survive the execution and delivery of this Agreement.

         SECTION 5.08. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OR CONFLICT OR CHOICE OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY

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HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR
OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE COMPANY AND THE SECURED PARTY EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized, on the day and year first above written.

                                       [_____________________________]


                                       By: ___________________________
                                       Title:

                                       EUROPEAN AMERICAN BANK


                                       By: ___________________________
                                       Name:   Brian Taylor
                                       Title:  Vice President

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